FOR IMMEDIATE RELEASE

For more information, please contact:

Robert C. Singer

Chief Financial Officer

Williams Scotsman International, Inc.

(410) 931-6108

Williams Scotsman Announces Conditional Redemption of

81(2% Senior Notes Due 2015

BALTIMORE - September 27, 2007- Williams Scotsman International, Inc. (NASDAQ: WLSC) today announced that its wholly-owned subsidiary, Williams Scotsman, Inc., has elected to optionally redeem all of its outstanding 81(2% Senior Notes Due 2015 (CUSIP Number US96949VAK98) (the “Notes”). The redemption date for the Notes will be October 31, 2007.

In accordance with the terms of the indenture governing the Notes, the redemption of the Notes is conditional upon the consummation of the previously announced merger of a subsidiary of Ristretto Group S.a.r.l. with and into Williams Scotsman International, Inc. In the event that the merger is not consummated on or prior to the redemption date, the notice of redemption will be automatically revoked with no further action required on the part of Williams Scotsman, Inc. or the trustee for the Notes.

The aggregate principal amount of the Notes being redeemed is $450,000,000. The redemption price for the Notes is equal to (i) 100% of the principal amount of the Notes plus (ii) a make-whole premium plus (iii) accrued and unpaid interest to the redemption date. The make-whole premium will be calculated using a discount rate equal to (a) the yield on certain U.S. treasury securities (as determined at least two business days prior to the redemption date) plus (b) 50 basis points.

About Williams Scotsman International, Inc.

Williams Scotsman International, Inc., through its subsidiaries, is a leading provider of mobile and modular space solutions for multiple industry sectors, including the construction, education, commercial, healthcare and government markets. The company serves over 30,000 customers, operating a fleet of over 121,000 modular space and storage units that are leased through a network of more than 100 locations throughout North America and Spain. Williams Scotsman International, Inc. provides delivery, installation, and other services, and sells new and used mobile office products. Williams Scotsman International, Inc. also manages large modular building projects from concept to completion. Williams Scotsman International, Inc. is a publicly traded company (NASDAQ: WLSC) headquartered in Baltimore, Maryland with operations in the United States, Canada, Mexico, and Spain. For additional information, visit the company's web site at www.willscot.com, call (410) 931-6066, or email to michele.cunningham@willscot.com.

Cautionary Language Concerning Forward-Looking Statements

Statements herein regarding the redemption of the Notes, the proposed transaction between Ristretto Group S.a.r.l., Ristretto Acquisition Corp., Ristretto Holdings SCA and Williams Scotsman International, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Williams Scotsman International, Inc.'s stockholders to approve the transaction. Additional factors that may affect future results are contained in each company's filings with the Securities and Exchange Commission ("SEC"), including each company's Annual Report on Form 10-K for the year ended December 31, 2006, which are available at the SEC's Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

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